UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)	77028 (Zip Code)

713-672-9433
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Entry into a Material Definitive Agreement
SIGNATURES
Index to Exhibits
Stock Purchase Agreement - Harold Friedman
Agreement - Harold Friedman

Item 1.01 Entry into a Material Definitive Agreement

     On December 13, 2004, Friedman Industries, Incorporated (the “Company”) entered into two agreements with Harold Friedman, Vice Chairman of the Board and a director of the Company.

     Pursuant to one of the agreements, a Stock Purchase Agreement, the Company purchased 624,207 shares of common stock of the Company from Mr. Friedman for an aggregate purchase price of $2,767,734, or approximately $4.434 per share. Following such purchase, Mr. Friedman continues to own 624,206 shares of the Company’s common stock.

     Pursuant to the other agreement, a Service Agreement, effective as of December 31, 2004, Mr. Friedman resigned as Vice Chairman of the Board and retired as a full-time employee of the Company. The Service Agreement provides that Mr. Friedman will remain a part-time employee of the Company at an annual salary of $13,200 for an initial term beginning January 1, 2005, and ending December 31, 2009 (subject to earlier termination upon certain specified events), and, thereafter, for automatically renewing successive one-year terms (subject to earlier termination upon such specified events and the Company’s right to terminate the agreement as of the end of any such one-year term).

     A copy of each of the Stock Purchase Agreement and the Service Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Entry into a Material Definitive Agreement

(c)	Exhibits

Number	Description
10.1	Stock Purchase Agreement dated December 13, 2004, by and between Harold Friedman and Friedman Industries, Incorporated.

10.2	Agreement dated December 13, 2004, by and between Friedman Industries, Incorporated and Harold Friedman.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President - Finance

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Index to Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated December 13, 2004, by and between Harold Friedman and Friedman Industries, Incorporated.

10.2	Agreement dated December 13, 2004, by and between Friedman Industries, Incorporated and Harold Friedman.

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